UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

300 Smith Street, Farmingdale, New York 11735
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Reform Act") provides a safe harbor for forward-looking statements made by or on behalf of P&F Industries, Inc. (the “Registrant”) and subsidiaries. The Registrant and its representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in the Registrant's filings with the Securities and Exchange Commission and in its reports to stockholders. Generally, the inclusion of the words "believe," "expect," "intend," "estimate," "anticipate," "will," and similar expressions identify statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that are intended to come within the safe harbor protection provided by those sections. Any forward-looking statements contained herein, including those related to the Registrant's future performance, are based upon the Registrant's historical performance and on current plans, estimates and expectations. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to, the impact of competition, product demand and pricing, and those described in the reports and statements filed by the Registrant with the Securities and Exchange Commission, including, among others, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Forward-looking statements speak only as of the date on which they are made, and the Registrant undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to an Asset Purchase Agreement (the “APA”), dated as of October 11, 2005, among the Registrant, Embassy Industries, Inc., a wholly owned subsidiary of the Registrant (“Embassy”), Mestek, Inc. (“Mestek”) and Embassy Manufacturing, Inc., a wholly owned subsidiary of Mestek (“EMI”), Embassy sold substantially all of its operating assets to EMI. The assets sold pursuant to the APA include, among others, machinery and equipment, inventory, accounts receivable and certain intangibles. Certain assets were retained by Embassy, including, but not limited to, cash and title to any real property owned by Embassy at the consummation of the sale to EMI. The consideration paid by EMI for the assets acquired pursuant to the APA was Eight Million Dollars ($8,000,000) subject to a closing adjustment plus the assumption of certain liabilities and obligations of Embassy by EMI.

Pursuant to a Lease, dated as of October 11, 2005, between Embassy, as landlord and EMI, as tenant (the “Lease”), Embassy has agreed to lease certain space (approximately 60,000 rentable square feet) in the building located at 300 Smith Street, Farmingdale, New York to EMI in connection with the operation of EMI’s business, at an annual rental rate of $480,000, payable in monthly installments of $40,000 each. The term of the Lease is for a period of six (6) months commencing October 11, 2005 and terminating April 10, 2006; provided however, that, in the event EMI serves notice on

Embassy by December 31, 2005, the Lease may be extended on a month to month basis to, and including, June 30, 2006.

Item 7.01 Regulation FD Disclosure

The information included in the press release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities and Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
2.1	Asset Purchase Agreement, dated as of October 11, 2005, among Embassy Industries, Inc., P&F Industries, Inc., Embassy Manufacturing, Inc. and Mestek, Inc.*
99.1	Press Release, dated October 11, 2005, issued by P & F Industries, Inc.

* Pursuant to Rule 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The Registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: October 12, 2005	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer and Chief Financial Officer